EX-99.(h)(13)

EXECUTION

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) is made as of the day of December 13, 2019, by and between each of Goldman Sachs Trust, Goldman Sachs Variable Insurance Trust (each, the “Trust”), Goldman Sachs ETF Trust (“GSETF”), separately and not jointly, and THE BANK OF NEW YORK MELLON (“BNY Mellon”). GSETF and each Trust are referred to collectively herein as the “Trusts”.

BACKGROUND:

A.

BNY Mellon and the Trusts are parties to a Fund Administration and Accounting Agreement dated as of April 5, 2011, as amended to date (the “Agreement”), relating to BNY Mellon’s provision of services to the Trusts and each series listed on Exhibit A to the Agreement, as such Exhibit A may be amended from time to time (each a “Fund”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

GOLDMAN SACHS TRUST
On behalf of each of its Funds identified on
Exhibit A attached hereto

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST
On behalf of each of its Funds identified on Exhibit A attached hereto

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

GOLDMAN SACHS ETF TRUST
On behalf of each of its Funds identified on
Exhibit A attached hereto

By:	/s/ Levee Brooks
Name:	Levee Brooks
Title:	Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Robert Snyder
Name:	Robert Snyder
Title:	Managing Director

EXHIBIT A

(Amended and Restated as of December 13, 2019)

Goldman Sachs Access Emerging Markets Local Currency Bond ETF*

Goldman Sachs Access Emerging Markets USD Bond ETF

Goldman Sachs Access High Yield Corporate Bond ETF

Goldman Sachs Access Investment Grade Corporate Bond ETF

Goldman Sachs Access Inflation Protected USD Bond ETF

Goldman Sachs Access Treasury 0-1 Year ETF

(formerly, Goldman Sachs TreasuryAccess 0-1 Year ETF)

Goldman Sachs Access China Bond ETF*

Goldman Sachs Access Investment Grade Corporate 1-5 Year Bond ETF

Goldman Sachs Access Investment Grade Corporate 10+ Year Bond ETF

Goldman Sachs Access Total Bond Market ETF*

Goldman Sachs Access U.S. Aggregate Bond ETF*

Goldman Sachs Access U.S. Treasury Bond ETF*

Goldman Sachs ActiveBeta® Emerging Markets Equity ETF

Goldman Sachs ActiveBeta® Europe Equity ETF

Goldman Sachs ActiveBeta® International Equity ETF

Goldman Sachs ActiveBeta® Japan Equity ETF

Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF

Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF

Goldman Sachs Equal Weight U.S. Large Cap Equity ETF

Goldman Sachs Eurozone Banks ETF*

Goldman Sachs Financial Square Federal Instruments Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Treasury Solutions Fund

Goldman Sachs Motif Data-Driven World ETF

Goldman Sachs Motif Finance Reimagined ETF

Goldman Sachs Motif Human Evolution ETF

Goldman Sachs Motif Manufacturing Revolution ETF

Goldman Sachs Motif New Age Consumer ETF

Goldman Sachs Hedge Industry VIP ETF

Goldman Sachs Investor Money Market Fund

Goldman Sachs Investor Tax-Exempt Money Market Fund

Goldman Sachs JUST U.S. Large Cap Equity ETF

Goldman Sachs Access Ultra Short Bond ETF

Goldman Sachs Variable Insurance Trust — Goldman Sachs Government Money Market Fund

Goldman Sachs Emerging Markets Equity ETF

Goldman Sachs International Equity ETF*

Goldman Sachs International Small Cap Equity ETF*

Goldman Sachs U.S. Equity ETF*

‘40 Act Equity Fundsi

Goldman Sachs Global Infrastructure

Goldman Sachs Large Cap Growth Insights

Goldman Sachs U.S. Equity Insights

Goldman Sachs Small Cap Growth Insights

Goldman Sachs Small Cap Equity Insights

Goldman Sachs Large Cap Value Insights

Goldman Sachs Small Cap Value Insights

Goldman Sachs Small Cap Growth Fund*

Goldman Sachs Small Cap Value

Goldman Sachs Small/Mid Cap Growth

Goldman Sachs Growth Opportunities

Goldman Sachs Mid Cap Value

Goldman Sachs Capital Growth

Goldman Sachs Large Cap Value

Goldman Sachs Technology Opportunities

Goldman Sachs Equity Income

Goldman Sachs Strategic Growth

Goldman Sachs Concentrated Growth

Goldman Sachs Small/Mid Cap Value

Goldman Sachs Flexible Cap

Goldman Sachs Blue Chip

Goldman Sachs Focused Value

*	The Fund has not yet commenced operations. GSAM will provide BNY Mellon notice to commence services upon the Fund’s launch.
[i]

BNY shall provide the services set forth in Schedules I and II to the Agreement with the following exceptions: item number 2 of Schedule I (i.e., “Provide monthly and weekly, or as mutually agreed by the parties, portfolio holdings information and other information required to be posted on the Fund’s website pursuant to Rule 2a-7(c)(12) under the 1940 Act”) and section II of Schedule II to the Agreement. For clarity, Schedules III and IV to the Agreement do not apply.